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                                                                 EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global SmallCap Fund, Inc.

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 33-53399 of our report dated August 9, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
October 25, 1995